UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2007

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart, Suite 2024

Chicago, IL 60654

Registrant’s telephone number, including area code 1-866-358-6869

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 28, 2007, Allscripts entered into an Option Purchase Agreement (the “Option Agreement”) with Medem, Inc. (“Medem”). Pursuant to the Option Agreement and subject to customary conditions contained therein, Allscripts has agreed to sell to Medem the irrevocable option held by Allscripts to purchase (i) 117,897 shares of Series A Common Stock, par value of $0.001 per share, of Medem, (ii) 1,061,077 shares of Series B Common Stock, par value of $0.001 per share, of Medem and (iii) any additional shares of common stock or other securities of Medem issued as a distribution or payment with respect to or in exchange for the shares described in clauses (i) and (ii) above (collectively, the “Option”), for a total purchase price of $2,592,241. Allscripts acquired the Option pursuant to the terms of a Share Purchase Agreement dated August 12, 2004 by and between Allscripts, Medem and J.H. Whitney IV, L.P. A copy of the Option Agreement is attached to this filing as Exhibit 99.1. The foregoing description of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement. Allscripts currently owns 10,082 shares of Medem’s Series A Common Stock and 90,736 shares of Medem’s Series B Common Stock, or approximately 0.1% and 1.8%, respectively. Allscripts resells the Medem Interactive Health Record product (“iHealthRecord”) to Allscripts’ customers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 31, 2007	By:	/S/ WILLIAM J. DAVIS
William J. Davis Chief Financial Officer

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EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.

99.1	Option Purchase Agreement dated as of May 28, 2007 between Allscripts Healthcare Solutions, Inc. and Medem, Inc.